SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the registrant  /x/

     Filed by a party other than the registrant  / /

     Check the appropriate box:

     /x/ Preliminary Proxy Statement          / /  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
     /x/  Definitive Proxy Statement

     / /  Definitive Additional Materials

     / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Somatix Therapy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
     /x/ $125  per   Exchange   Act   Rule   0-11(c)(1)(ii),   14a-6(i)(1),   or
         14a-6(i)(2), or Item 22(a)(2) of Schedule 14A.

     / / $500  per  each  party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
         (2)   Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
         (5)   Total fee paid:
--------------------------------------------------------------------------------
     / / Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
     / / Check  box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount Previously Paid:
--------------------------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
         (3)   Filing Party:
--------------------------------------------------------------------------------
         (4)   Date Filed:
--------------------------------------------------------------------------------

                           SOMATIX THERAPY CORPORATION
                           850 Marina Village Parkway
                            Alameda, California 94501

                                November 18, 1996


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Somatix Therapy Corporation (the "Company") which will be held at 10:00 A.M. on December 18, 1996, at the principal executive offices of the Company at 850 Marina Village Parkway, Alameda, California 94501.

         At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect a Board of Directors of nine directors to serve for the ensuing year or until their successors are elected and (ii) to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending June 30, 1997.

         The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

         After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

         After reading the Proxy Statement, please mark, date, sign and return, by no later than December 11, 1996, the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

         A copy of the Somatix Therapy Corporation 1996 Annual Report is also enclosed.

         We look forward to seeing you at the Annual Meeting.

                    Sincerely,


                    David W. Carter,
                    Chairman of the Board, President and Chief Executive Officer

================================================================================
                                    IMPORTANT

         Please mark, date, sign and return the enclosed proxy promptly in the accompanying postage-paid return envelope so that if you are unable to attend the Annual Meeting your shares may be voted.
================================================================================

                           SOMATIX THERAPY CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 18, 1996


TO THE STOCKHOLDERS OF SOMATIX THERAPY CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Somatix Therapy Corporation, a Delaware corporation (the "Company"), will be held at 10:00 A.M. local time on Wednesday, December 18, 1996, at the Company's offices, 850 Marina Village Parkway, Alameda, California 94501, for the following purposes:

         1. To elect a Board of Directors of nine directors to serve for the ensuing year or until their respective successors are elected and qualified.

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending June 30, 1997.

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Stockholders of record at the close of business on October 21, 1996 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices for a period of ten days immediately prior to the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.


                         Sincerely,


                         David W. Carter,
                         Chairman of the Board of Directors, President and Chief Executive Officer

Alameda, California
November 18, 1996

                           SOMATIX THERAPY CORPORATION
                           850 Marina Village Parkway
                            Alameda, California 94501

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

                     For the Annual Meeting of Stockholders
                         To Be Held on December 18, 1996


                      GENERAL INFORMATION FOR STOCKHOLDERS


         The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of Somatix Therapy Corporation, a Delaware corporation (the "Company" or "Somatix"), for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M. on December 18, 1996, at the Company's principal executive offices, 850 Marina Village Parkway, Alameda, California 94501 and at any adjournment thereof.

         This Proxy Statement and the accompanying form of Proxy was first mailed to the stockholders entitled to vote at the Annual Meeting on or about November 18, 1996.


Record Date And Voting

         Stockholders of record at the close of business on October 21, 1996 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, there were 24,389,730 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote, held by 962 stockholders of record. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. Also, 243,731* shares of the Company's Series A Preferred Stock were outstanding and entitled to vote, held by nine stockholders of record. Each stockholder holding Series A Preferred Stock as of the record date is also entitled to one vote for each share of Common Stock into which such Series A Preferred Stock is convertible as of the record date. As of the record date, each share of Series A Preferred Stock was convertible into 6.25 shares of Common Stock. Furthermore, 33,333** shares of the Company's Series B-1 Preferred Stock were outstanding and entitled to vote, held by one stockholder of record. Such stockholder holding Series B-1 Preferred Stock as of the record date is also entitled to one vote for each share of Common Stock into which such Preferred Stock is convertible as of the record date. The shares of Series B-1 Preferred Stock are convertible into Common Stock on the basis of 101% of the weighted average trading price of the Common Stock for the forty (40) trading day period prior to the date of conversion. As of the record date, one share of Series B-1 Preferred Stock was convertible into approximately 35 shares of Common Stock.

--------
*     Currently convertible into 1,523,319 shares of the Company's Common Stock.
**    Currently convertible into 1,160,429 shares of the Company's Common Stock.

         If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the approval of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. Abstentions and broker non-votes (i.e., where a broker or nominee submits a Proxy specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

         Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Loreen Thomas in writing at 850 Marina Village Parkway, Alameda, California 94501 or by telephone at (510) 748-3000. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by December 11, 1996.


Revocability of Proxies

         Any stockholder giving a Proxy pursuant to this solicitation may revoke such Proxy at any time prior to the meeting by filing with the Secretary of the Company at its principal executive offices at 850 Marina Village Parkway, Alameda, California 94501, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.


Solicitation

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. The Company will not compensate such individuals for any such services. The Company does not presently intend to solicit proxies other than by mail.


                                    IMPORTANT

         Please mark, date, sign and return the enclosed Proxy in the accompanying postage-prepaid, return envelope provided by no later than December 11, 1996, so that if you are unable to attend the Annual Meeting, your shares may be voted.

         The Annual Report of the Company for the fiscal year ended June 30, 1996 has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.




                                       2.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                      PROPOSAL ONE - ELECTION OF DIRECTORS


         At the Annual Meeting, a Board of nine directors will be elected, to serve until the Company's next Annual Meeting and until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal. The Board has selected nine nominees, all of whom are current directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF the nominees named below. The nine candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected. If any nominee is unable to or declines to serve as a director, the Proxies may be voted for a substitute nominee designated by the current Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

         The Board recommends that stockholders vote IN FAVOR OF the election of each of the following nominees to serve as directors of the Company until the next Annual Meeting and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.


Information with Respect to Director Nominees

         Set forth below is information regarding the nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees and their ages as of June 30, 1996.

       Name                           Position(s) with the Company              Age    Director Since
       ----                           ----------------------------              ---    --------------

Continuing Directors for Reelection

  David W. Carter..................    Chairman of the Board of Directors,       57          1988
                                       President and  Chief Executive Officer

  Karen Davis, Ph.D................    Director                                  53          1992

  Michael R. Eisenson..............    Director                                  40          1988

  Fred H. Gage, Ph.D...............    Director                                  45          1993

  John T. Potts, Jr., M.D. ........    Director                                  64          1995

  Leon E. Rosenberg, M.D...........    Director                                  63          1995

  Thomas E. Shenk, Ph.D............    Director                                  49          1995

  Inder M. Verma, Ph.D.............    Director                                  48          1996

  Samuel D. Waksal, Ph.D...........    Director                                  49          1995



                                       3.

Business Experience of Director Nominees

         Mr. Carter has served as President and Chief Executive Officer of the Company since September 1991 and as a director of the Company since 1988. In September 1994, Mr. Carter was appointed Chairman of the Board of Directors of the Company. Prior to joining the Company, he was President and Chief Operating Officer of Northfield Laboratories.

         Dr. Davis has served as a director of the Company since 1992. She is President of The Commonwealth Fund, a philanthropic foundation in the health care field, which she joined in July 1992 as Executive Vice President. Dr. Davis is also an Adjunct Professor of Health Policy and Management at The Johns Hopkins University School of Hygiene and Public Health. From 1982 until 1992, Dr. Davis was Chairman of the Department of Health Policy and Management in The Johns Hopkins University School of Hygiene and Public Health. Dr. Davis sits on several boards and committees concerned with health policy issues and is the author of numerous books and articles on health economics and policy analysis. Dr. Davis currently serves as a director of the Mount Sinai Medical Center.

         Mr. Eisenson has served as a director of the Company since 1988. He is the President and Chief Executive Officer of Harvard Private Capital Group, Inc. ("HPC"), which he joined in 1986. HPC manages the private equity and real estate portfolios of the Harvard University endowment fund. Mr. Eisenson was a principal with the Boston Consulting Group from 1981 to 1985. He serves on the Board of Directors of Harken Energy Corporation, ImmunoGen, Inc., NHP Incorporated, United Auto Group, Inc., and several private companies.

         Dr. Gage was appointed a director of the Company in September 1993. Dr. Gage has been Professor of Neuroscience at The Salk Institute since 1995. Prior to that, he was a member of the faculty at the University of California, San Diego, from 1985 to 1995. Dr. Gage was a founder of GeneSys Therapeutics Corporation ("GeneSys") and has served as a consultant to the Company since the acquisition of GeneSys in January 1992.

         Dr. Potts was appointed to the Board of Directors in March 1995. His career spans 40 years of distinguished service in science and medicine. He earned his M.D. in 1957 from University of Pennsylvania, then trained at Massachusetts General Hospital and National Heart Institute. At National
Institutes of Health, he became head of the Section on Polypeptide Hormones prior to becoming Chief of Endocrinology at Massachusetts General Hospital in 1968. Dr. Potts served as Physician-in-Chief at Massachusetts General Hospital and Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School from 1981 to 1996. In September 1996 Dr. Potts moved from the post of Physician-in-Chief to Director of Research at Massachusetts General Hospital and Jackson Distinguished Professor of Medicine. He is also a member of the board of directors of Genentech, Inc.

         Dr. Rosenberg was nominated to the Board of Directors on August 15, 1995. Dr. Rosenberg is the President of Bristol-Myers Squibb Pharmaceutical Research Institute, a post he has held since September 1991. Prior to joining Bristol-Myers Squibb, Dr. Rosenberg was the dean of the Yale University School of Medicine from 1984 to 1991. During his 26 year affiliation with Yale, he worked as a research geneticist, teacher, and clinician. Dr. Rosenberg is a member of the board of directors of EntreMed Incorporated, Research America and The Whitehead Institute for Biomedical Research.

         Dr. Shenk joined the Board of Directors in conjunction with Somatix's acquisition of Merlin Pharmaceutical Corporation ("Merlin") in February 1995. Dr. Shenk, a Merlin founder, is Howard Hughes Professor of Molecular Biology at Princeton University, where he has been since 1984. He has done extensive work with adenovirus, and is the author of numerous articles on the subject. He also serves as a member of the board of directors of Cadus Pharmaceutical Corporation.


                                       4.

         Dr. Verma joined Somatix's Board of Directors in June 1996. Dr. Verma is Chairman of the Faculty and Academic Council of The Salk Institute, and Co-Director of the Laboratory of Genetics, Salk Institute. He joined The Salk Institute in April, 1974. In 1995, the National Institutes of Health (NIH) selected Dr. Verma to chair a committee reviewing the scope and advancement of gene therapy. Currently, Dr. Verma is Adjunct Professor, Department of Biology, at the University of California, San Diego and has been a member of the faculty since 1979.

         Dr. Waksal also joined Somatix's Board of Directors concurrent with the Merlin acquisition in February 1995. He has been president and chief executive officer of Imclone Systems, Incorporated, a New York-based biotechnology company, since 1987. He has taught at Mount Sinai School of Medicine and conducted research at the National Cancer Institute, Stanford University Medical School and Tufts University School of Medicine. He is author of numerous articles, and also serves as chairman of the board of Cadus Pharmaceutical Corporation.


Number of Directors; Relationships

         The Company's Bylaws authorize the Board to fix the number of directors serving on the Board, provided that such number shall not be less than six nor more than eleven. Since September 14, 1995, the number of directors has been fixed at ten. Immediately prior to the Annual Meeting, the number of directors will be reduced to nine. All directors hold office until the next Annual Meeting and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Officers are appointed to serve at the discretion of the Board.

         There are no family relationships among executive officers or directors of the Company.


Board Meetings and Committees

         The Board held four meetings during the fiscal year ended June 30, 1996 and took action by unanimous written consent on one occasion. As of June 30, 1996, the Board has two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

         The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing reports of the Company's external auditors regarding the Company's accounting practices and systems of internal accounting controls. During the fiscal year ended June 30, 1996, the Audit Committee consisted of three directors, Dr. Hixson, Dr. Davis and Mr. Eisenson. Dr. Hixson will not stand for re-election to the Company's Board. The vacancy left on this committee by Dr. Hixson's resignation will be filled promptly after the Annual Meeting. The Audit Committee held one telephonic meeting during the fiscal year ended June 30, 1996, at which each member was in attendance.

         The Compensation Committee reviews and approves the Company's general compensation policies, sets compensation levels for the Company's executive officers and administers the Company's 1992 Stock Option Plan and other employee benefit programs. During the fiscal year ended June 30, 1996, the Compensation Committee consisted of three directors, Dr. Hixson, Mr. Eisenson and Dr. Waksal. Dr. Hixson will not stand for re-election to the Company's Board. The vacancy left on this committee by Dr. Hixson's resignation will be filled promptly after the Annual Meeting. The Compensation Committee met three times during the fiscal year ended June 30, 1996, one of which was a telephonic meeting, and each member was in attendance at all meetings, except for Mr. Eisenson, who missed one meeting. On two occasions, the Compensation Committee took action by unanimous written consent.


                                       5.

         During the last fiscal year, except as described below, no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of Committees of the Board on which such director serves, which were held during the period that such individual was a member of the Board. Mr. Eisenson and Dr. Potts each attended two of the four meetings of the Board and Dr. Davis attended three of the four meetings of the Board. Mr. Eisenson attended two of the three meetings of the Compensation Committee.


Director Compensation

         Drs. Davis, Hixson, Potts, Shenk and Waksal each received $2,000 for each Board meeting attended during the 1996 fiscal year and were also reimbursed for associated travel expenses. Mr. Eisenson's compensation was paid to Harvard Management Company in accordance with the policy of his employer.

         Dr. Waksal earned $24,000 and Dr. Shenk earned $46,500 for consulting services rendered to the Company pursuant to consulting agreements entered into in connection with the Merlin acquisition. The fees earned by Dr. Waksal were applied to the repayment of a loan in the principal amount of $225,592 granted to Dr. Waksal in connection with the Merlin Acquisition. Repayment of such loan was extended in 1996 until February 14, 1998.

         In November 1991, in connection with the Company's acquisition of GeneSys, the Company entered into a consulting agreement with Dr. Fred Gage, a founder and consultant of GeneSys and a current member of the Company's Board. The terms of the agreement require the Company to pay Dr. Gage $100,000 per year for his consulting services, provided he renders at least four working days of such service per month, and to reimburse him for reasonable expenses directly incurred in connection with such services. The agreement provides that Dr. Gage's consulting services in the field of gene therapy be rendered exclusively for the Company. For the 1996 fiscal year, Dr. Gage received $100,000 for services rendered pursuant to this consulting agreement.

         In June 1996, Dr. Inder Verma was elected to the Company's Board. In November 1991, in connection with the Company's acquisition of GeneSys, the Company entered into a consulting agreement with Dr. Verma, a founder and consultant of GeneSys. The terms of the agreement require the Company to pay Dr. Verma $100,000 per year for his consulting services, and to reimburse him for reasonable expenses directly incurred in connection with such services. The agreement provides that Dr. Verma's consulting services in the field of gene therapy be rendered exclusively for the Company. For the 1996 fiscal year, Dr.Verma received $62,500 for services rendered pursuant to this consulting agreement. In September 1996, Dr. Verma received a $400,000 loan from the Company, secured by shares of the Company's Common Stock. Such loan bears interest at 8.5% per annum and is due and payable in full on September 1, 2001.

         Dr. Verma was also granted, in June 1996, under the Discretionary Option Grant Program in effect under the Company's 1992 Stock Option Plan, an option in June 1996 to purchase 50,000 shares of Common Stock at an exercise price of $6.9375 per share, the fair market value per share on that date. The option is immediately exercisable for all the option shares and has a maximum term of ten years, subject to earlier termination following Dr. Verma's cessation of service with the Company. The shares purchasable under the option will vest in a series of 16 successive equal quarterly installments upon Dr. Verma's completion of each full calendar quarter of service with the Company, either as a consultant or non-employee member of the Board, measured from the first day of the quarter following the grant date. However, full and immediate vesting of the option shares will occur in the event the Company should be acquired by merger or asset sale.


                                       6.

         During the 1996 fiscal year, Dr. Rosenberg received an option grant to purchase 25,000 shares of Common Stock pursuant to the automatic option grant program in effect under the Company's 1992 Stock Option Plan. The grant was made at the time he first joined the Board as a non-employee director, and the exercise price per share in effect under the option is $4.00, equal to the fair market value of the Common Stock on the grant date. The option is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The repurchase right will lapse, and the optionee shall acquire a vested interest in the option shares, in a series of 16 successive equal quarterly installments over the optionee's period of Board service.

         No other compensation was paid to directors of the Company in respect of their services as directors or consultants.



                                       7.

                    PROPOSAL TWO - RATIFICATION OF SELECTION
                           OF INDEPENDENT ACCOUNTANTS


         The Board has appointed the firm of Ernst & Young LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 1997, and is asking the stockholders to ratify this appointment.

         Ernst & Young LLP has audited the Company's financial statements annually since 1981. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he so desires.

         In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's Common Stock present or represented by Proxy and entitled to vote is required to ratify the selection of Ernst & Young LLP at the Annual Meeting.

         The Board recommends that the stockholders vote IN FAVOR OF the ratification of the selection of Ernst & Young LLP to serve as the Company's independent accountants for the fiscal year ending June 30, 1997.




                                       8.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary of Cash and Certain Other Compensation

         The following table sets forth the compensation earned, for services rendered in all capacities to the Company and its subsidiaries, for each of the last three fiscal years by the Company's Chief Executive Officer and the four other highest paid executive officers whose compensation for fiscal 1996 was in excess of $100,000. No executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for fiscal 1996 resigned or terminated employment during that fiscal year. The individuals named in the table will be hereinafter referred to as the "Named Officers."


                                        SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------
                                                                                 Long-Term
                                                                                  Compen-
                                                   Annual Compensation            sation
                                         --------------------------------------------------
                                                                                  Awards
                                                                                -----------
                                                                      Other
                                                                      Annual     Securities      All Other
                                                                      Compen-    Underlying       Compen-
   Name and Principal Position    Year    Salary ($)  Bonus ($)(1)   sation($)   Options (#)      sation($)
-----------------------------------------------------------------------------------------------------------
David W. Carter                   1996    245,000        39,200       8,142(2)    15,000          75,000(3)
 Chairman of the Board of         1995    245,000       133,800       6,470      270,000(4)       75,000
 Directors, President and         1994    245,000       108,200        --           --            75,000
 Chief Executive Officer

Mark N.K. Bagnall                 1996    140,558        77,733(5)     --          5,000            --
  Vice President, Chief           1995    120,000        31,600        --        120,000(4)         --
  Financial Officer and           1994    110,500        39,835        --           --              --
  Corporate Secretary

Jan I. Drayer, M.D., Ph.D.        1996    230,000        27,600        --           --           155,020(6)
  Executive Vice President,       1995     64,461        45,350        --        150,000(4)       69,065
  Gene Therapy Development        1994       --            --          --           --             --

Edward O. Lanphier II             1996    181,549       123,995(5)    9,722(7)    10,000          15,000(8)
  Executive Vice President,       1995    173,741(9)     51,560      23,694      175,000(4)       11,500
  Commercial Development          1994    160,500        58,335      17,711       25,000          12,000

Lawrence K. Cohen, Ph.D.(10)      1996    162,556        19,809        --         37,000            --
 Vice President Research          1995    154,583          --          --         88,000            --
                                  1994    141,667        47,815        --         13,000            --
===========================================================================================================

(1) The amounts shown in the Bonus column include cash bonuses earned for fiscal 1996 and paid in July 1996.
(2)      Represents Mr. Carter's car allowance.
(3) Represents the premium paid by the Company on the split-dollar life insurance policy maintained for Mr. Carter. The Company is entitled to a portion of the cash surrender value of the policy upon his termination of employment.

                                       9.

(4) A portion of each grant is comprised of a new option with an exercise price per share equal to the fair market value of the option shares on the grant date which was issued in cancellation of options for the same number of shares held by the Named Officer but with a higher exercise price per share. The number of option shares subject to such option cancellation/regrant program is as follows for the Named Officers: Mr. Carter, 120,000 shares; Mr. Bagnall, 100,000 shares and Mr. Lanphier, 175,000 shares.
(5) Included in this amount is the special bonus paid to the Named Officer in connection with the fully-vested stock option granted to such individual on September 25, 1995. The special bonus was in amount equal to the option price ($5.6875 per share) paid for the shares acquired by the Named Officer upon the exercise of that option, together with a full federal and state tax gross-up on the entire bonus, and was payable only if the Named Officer completed at least 30 days of employment following the exercise date. Accordingly, the special bonuses paid in fiscal 1996 were as follows: Mr. Bagnall, $62,613, and Mr. Lanphier, $101,945.
(6) Represents relocation for Dr. Drayer ($135,020) and the premium paid by the Company on his split-dollar life insurance policy ($20,000). The Company is entitled to a portion of the cash surrender value of the policy upon his termination of employment.
(7) Represents the forgiveness of an outstanding indebtedness owned by Mr. Lanphier to the Company.
(8) Represents the premium paid by the Company on the split-dollar life insurance policy maintained for Mr. Lanphier. The Company is entitled to a portion of the cash surrender value of the policy upon his termination of employment.
(9) Mr. Lanphier's base salary for fiscal 1995 was incorrectly reported as $187,616 in last year's Proxy Statement as a result of a mathematical error. The actual salary paid to him for fiscal 1995 is the dollar amount reported in the table above.
(10) Dr. Cohen became an officer of the company in December 1993 and was made Vice President, Research, in March 1996.


Stock Options

         The following table provides information with respect to the stock option grants made during fiscal 1996 under the Option Plan to the Named Officers. Except for the limited stock appreciation rights described in footnote
(1) below, no stock appreciation rights were granted during such fiscal year to the Named Officers.



                                       10.

                                        OPTION GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------
                                                                                         Potential Realizable Value
                                                                                                 at Assumed
                                                                                           Annual Rates of Stock
                                                                                                   Price
                                                                                          Appreciation for Option
                                        Individual Grants                                         Term(5)
-------------------------------------------------------------------------------------------------------------------
                                             Percent of Total
                                Number of       Options
                                Securities      Granted to
                                Underlying     Employees in     Exercise
                                 Options         Fiscal         Price(3)     Expiration
             Name             Granted (#)(1)       Year         ($/Share)       Date        5 % ($)      10 % ($)
-------------------------------------------------------------------------------------------------------------------
David W. Carter                15,000(2)           8.0         $5.6875(4)      9/24/05      $53,653     $135,966

Edward O. Lanphier II          10,000(2)           5.4         $5.6875(4)      9/24/05      $35,768      $90,644

Mark N.K. Bagnall               5,000(2)           2.6         $5.6875(4)      9/24/05      $17,884      $45,322

Lawrence K. Cohen, Ph.D.       37,000(2)          19.8         $6.625          3/13/06     $154,158     $390,666

Jan I. Drayer, M.D., Ph.D.         --              --             --             --           --            --
===================================================================================================================

(1) Each option includes a limited stock appreciation right that will result in the automatic cancellation of that option, to the extent exercisable for vested shares of Common Stock, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding securities. The optionee will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the highest price per share of Common Stock paid in the tender offer less the exercise price payable per share. In addition, each optionee has the right, subject to the approval of the Compensation Committee, to have a portion of the shares purchased under the option applied to the payment of the withholding taxes incurred in connection with the exercise of that option.

(2)      The dates on which the fiscal 1996 options were granted are as follows:

                           Name                                   Grant Date
                           ----                                   ----------
                  David W. Carter                             September 25, 1995
                  Edward O. Lanphier II                       September 25, 1995
                  Mark N.K. Bagnall                           September 25, 1995
                  Lawrence K. Cohen, Ph.D.                    March 14, 1996

         The options granted to Mr. Carter, Mr. Lanphier and Mr. Bagnall are fully vested and immediately exercisable. The option granted to Dr. Cohen will become exercisable in a series of 16 successive equal quarterly installments upon his completion of each calendar quarter of service with the Company measured from April 1, 1996. However, Dr. Cohen's option will automatically become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the option is assumed by the acquiring entity. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company.


                                       11.


(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) Messrs. Carter, Bagnall and Lanphier are participants in a special bonus program implemented by the Compensation Committee in conjunction with the fully-vested option grants made to them on September 25, 1996. Under that bonus program, each of these individuals will be entitled to a cash bonus from the Company in an amount equal to the option exercise price paid for the shares purchased under the option plus a full federal and state tax gross-up on the entire bonus, but payable only if the officer continues in the Company's employ for an additional period of at least thirty (30) days following the option exercise. As of the close of the 1996 fiscal year, the following bonuses had been paid under the program: Mr. Bagnall, $62,613 and Mr. Lanphier, $101,945.

(5) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten year option term will be at the assumed five percent and ten percent levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Holdings

         The table below sets forth information concerning the exercise of options during the fiscal year ended June 30, 1996 by the Named Officers and unexercised options held as of the end of such year by such individuals. No stock appreciation rights were exercised during such fiscal year, and except for the limited stock appreciation rights described in footnote (1) to the Option Grant table above, no stock appreciation rights were outstanding at the end of such fiscal year.



                                       12.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                     AND 1996 FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------
                                                        Number of Securities
                                                        Underlying Unexercised     Value of Unexercised In-
                                                          Options at June 30,        the-Money Options at
                                                                1996(#)                June 30, 1996(2)
                                                      ------------------------------------------------------
                               Number
                             of Shares
                            Acquired On    Value       Exercis-     Unexercis-      Exercis-      Unexercis-
              Name            Exercise   Realized       able           able           able          able
------------------------------------------------------------------------------------------------------------
David W. Carter                 N/A         N/A        427,031         107,969    $1,870,630       $445,372

Edward O. Lanphier II        15,000(1)    $36,875      156,980          13,020      $647,543        $53,708

Mark N.K. Bagnall             5,000(1)    $14,062       74,362          25,638      $306,743       $105,757

Lawrence K. Cohen, Ph.D.        N/A         N/A         70,797          54,203      $283,657        $97,843

Jan I. Drayer, M.D., Ph.D.      N/A         N/A         46,875         103,125      $164,063       $360,938
============================================================================================================

(1) Calculated as the excess of the fair market value of the acquired shares on the exercise date less the option price paid for those shares. Messrs. Bagnall and Lanphier exercised those options through a same-day sale program, pursuant to which the acquired shares were sold immediately upon exercise and a portion of the sale proceeds was delivered to the Company in payment of the option price.

(2) Determined by subtracting the exercise price from the market price of the Common Stock on June 28, 1996 ($7.125 per share).


Employment Contracts and Termination of Employment Arrangements

         Except as set forth below, the Company presently has no employment contracts in effect for executive officers, and no severance arrangements in connection with their resignation or termination or following a change in control or ownership of the Company. However, the Compensation Committee has the authority as administrator of the Option Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the Option Plan or the predecessor 1983 Stock Option Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender offer for more than 50% of the Company's outstanding voting securities or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

         On July 1, 1993, the Company entered into an employment agreement with David W. Carter pursuant to which Mr. Carter receives an annual base salary of $245,000 with periodic adjustments. Mr. Carter is also entitled to a performance-based bonus not to exceed 40% of his base salary based upon the Company's achievement of targets established by the Compensation Committee, and a one-time bonus equal to $50,000 plus a one-time bonus of 12,500 shares of Common Stock if the Company completes an equity financing of at least $10 million at a price equal to or exceeding $18.00 per share or such other price as may be agreed to by the Board of Directors. In addition, Mr. Carter is entitled to certain benefits, including the benefits of a split-dollar life insurance arrangement,

                                       13.

pursuant to which the Company will advance the annual premiums and Mr. Carter is required to repay the premiums out of its policy proceeds or the cash surrender value of the policy following his termination of employment. In the event Mr. Carter's employment is terminated without cause or the Company undergoes a change in control, Mr. Carter will be entitled to 18 months severance pay.

         On June 24, 1992, the Company entered into an employment agreement with Edward O. Lanphier II, when he joined the Company as Executive Vice President, Commercial Development. The employment agreement provided for an annual base salary of $150,000, plus an annual bonus not to exceed 30% of his base salary and an option to purchase 150,000 shares of Common Stock at a price of $6.75 per share, the fair market value on the grant date. In addition, the Company agreed to loan Mr. Lanphier $51,000, which was to be forgiven over a three-year period, provided he continued in the Company's employ. In addition, upon the termination of his employment by the Company, any unpaid balance of the loan made on his behalf to Celtrix Corporation as part of his original employment agreement with Somatix was to be forgiven. This loan was forgiven in its entirety on July 13, 1995. The employment agreement also provided for a severance payment to Mr. Lanphier equal to six months base salary if his employment were terminated without cause or if his employment were to terminate in connection with Mr. Carter's cessation of service as the Chief Executive Officer. In addition, Mr. Lanphier was to vest in 50% of the shares subject to his option should he resign after 24 months of service. On November 9, 1993, Mr. Lanphier entered into a new employment agreement with the Company. That new agreement provides for an annual base salary of $160,500, subject to review and adjustment annually by the Compensation Committee, plus annual bonuses not to exceed 30% of his base salary. In addition, the agreement provides for a severance payment to Mr. Lanphier equal to 12 months base salary if his employment is terminated without cause and six months base salary should he resign. Mr. Lanphier's unvested stock options will also accelerate by eight additional quarters should he be terminated without cause and by two additional quarters should he resign. The employment agreement also provides for a split-dollar life insurance arrangement and a disability insurance policy for Mr. Lanphier.

         On August 1, 1993, the Company entered into an employment agreement with Lawrence C. Cohen, Ph.D., Vice President, Research. The employment agreement provides for an annual base salary of $135,500, subject to review and adjustment annually by the Compensation Committee, plus annual bonuses not to exceed 30% of his base salary. In addition, the employment agreement also provides for a severance payment to Dr. Cohen equal to 12 months base salary if his employment is terminated without cause. Dr. Cohen's unvested stock options will also accelerate by eight additional quarters should his employment be terminated without cause.

         On December 30, 1993, the Company entered into an employment agreement with Mark N.K. Bagnall, Vice President, Chief Financial Officer and Corporate Secretary. The employment agreement provides for an annual base salary of $110,500, subject to review and adjustment annually by the Compensation Committee, plus annual bonuses not to exceed 30% of his base salary. In addition, the employment agreement also provides for a severance payment to Mr. Bagnall equal to 12 months base salary if his employment is terminated without cause. Mr. Bagnall's unvested stock options will also accelerate by eight additional quarters should his employment be terminated without cause.

         In March, 1995, the Company entered into an employment agreement with Jan I. Drayer, M.D., when he joined the Company as Executive Vice President, Gene Therapy Development. The employment agreement provides for an annual base salary of $230,000, plus bonuses of up to 30% of his annual salary and an option to purchase 150,000 shares of the Company's Common Stock at a price of $3.625 per share, the fair market value on the date Dr. Drayer's employment began.


                                       14.

Compensation Committee Report

                             Executive Compensation

         Decisions on compensation matters relating to the Company's Chief Executive Officer, David W. Carter, and the Company's other executive officers are generally made by the Compensation Committee, which currently consists of Mr. Eisenson, Dr. Waksal and Dr. Hixson, three of the Company's non-employee directors. The Compensation Committee sets the base salary of the Company's executive officers, approves individual bonus programs for executive officers and administers the Company's 1992 Stock Option Plan (the "Option Plan") under which grants may be made to executive officers and other employees. The Compensation Committee has furnished the following report on the compensation established for Mr. Carter and the Company's other executive officers for the fiscal year ended June 30, 1996.

         The Compensation Committee set the compensation payable to Mr. Carter for fiscal 1996. Mr. Carter in turn established, subject to the Compensation Committee's review and approval, the compensation payable for such fiscal year to the Company's other executive officers. For these executive officers, the Compensation Committee had established performance factors to be considered by Mr. Carter in setting their individual compensation. Mr. Carter reported to the Compensation Committee his view of the performance of each officer with respect to such factors and his recommendation as to such individual's compensation based thereon. The Compensation Committee discussed, and with some modifications approved, the recommendations of Mr. Carter.

         General Compensation Policy. The Compensation Committee's overall policy is to offer the Company's executive officers competitive compensation opportunities based upon personal performance, the performance of the Company and the individual's contribution to that performance, all with a view to attracting and retaining qualified key executive officers for the Company. One of the Compensation Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is generally comprised of three elements: (i) base salary that reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) annual variable performance awards payable in cash and tied to the achievement of annual strategic performance goals established by the Compensation Committee; and (iii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

         Factors. Because the Company is in the development phase, the use of certain traditional performance standards (such as profit levels and return on equity) are not appropriate in evaluating the performance of the Company's executive officers. The principal factors considered in establishing the components of each executive officer's compensation package for fiscal 1996 are summarized below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

         o Base Salary. The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors, and internal comparability considerations. In addition, the Company reviews salary surveys for officers of companies in comparable industries and geographic locations as the Company. The level of base salary set for the Company's executive officers for fiscal 1996 was within 20% of the average surveyed salary for comparable companies.

         For purposes of the stock price performance graph which appears later in this Proxy Statement, the Company has selected the Nasdaq Pharmaceutical Index as the peer group index. Fifteen of the companies included in that peer group index were also among the companies that the Compensation Committee surveyed for

                                       15.

compensation data. However, in selecting companies to survey for compensation data, the Compensation Committee focused primarily on whether those companies were actually competitive with the Company in seeking executive talent and whether those companies had a management style and corporate culture similar to the Company's. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Nasdaq Pharmaceutical Index.

         o Annual Incentive Compensation. An annual bonus, set as a targeted percentage of salary based on position, may be earned by each executive officer on the basis of the Company's achievement of corporate performance targets established by the Compensation Committee at the start of the fiscal year. For fiscal 1996, these performance targets reflected a combination of factors, including the achievement of the Company's annual strategic objectives plus key functional performance objectives related to pre-clinical and clinical trials, strategic alliances and financing activities. For the Chairman of the Board of Directors, President and Chief Executive Officer, Mr. Carter, a bonus equal to 16% of his base salary was earned as a result of the Company's achievement of the established targets. This bonus level is the result of structuring Mr. Carter's compensation package to include a substantial component based upon incentive performance rather than base salary. For the other executive officers who were eligible to participate, the bonus was equal to 12.02% of their base salary.

         o Stock-Based Incentive Compensation. The Compensation Committee approves periodic grants of stock options to each of the Company's executive officers under the Option Plan. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varies from individual to individual in the Compensation Committee's discretion.

         The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). The option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Common Stock appreciates over the option term.

         The Compensation Committee granted Messrs. Carter, Lanphier and Bagnall a fully vested option for 15,000 shares, 10,000 shares and 5,000 shares of Common Stock, respectively, with an option exercise price of $5.6875 per share. The option grants were made in recognition of the services these three executive officers performed in connection with corporate partnering and financing activities. In conjunction with such grants, the Compensation Committee also approved a special cash bonus program, pursuant to which each officer would be entitled to a bonus from the Company in an amount equal to the option exercise price paid for the shares purchased under those grants plus a full federal and state tax gross-up on the entire bonus, but payable only if the officer continues in the Company's employ for an additional period of at least thirty days following the option exercise. The Compensation Committee also granted Dr. Cohen an option to purchase 37,000 shares in order to maintain his stock option position at a level comparable to similarly-situated officers at other companies in the industry. Dr. Cohen's option will become exercisable in a series of sixteen (16) successive equal quarterly installments over his period of employment with the Company.


                                       16.

         CEO Compensation. In setting the compensation payable to the Company's Chairman of the Board of Directors, President and Chief Executive Officer, Mr. Carter, the Compensation Committee sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to Company performance and stock price appreciation. There was no increase in Mr. Carter's base salary for fiscal 1996.

         The Compensation Committee also established a maximum bonus target for Mr. Carter for fiscal 1996 equal to 40% of his base salary, payable upon the Company's achieving fiscal 1996 plan and commercialization milestones. In fiscal 1996, the Compensation Committee awarded Mr. Carter a Management Incentive Bonus of $39,200 which was paid in July 1996.

         Compliance with Internal  Revenue Code Section  162(m).  As a result of
Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company may not take a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation became effective for each fiscal year of the Company beginning after December 31, 1993 and applies to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1994 Annual Meeting of Stockholders, the Company obtained stockholder approval for certain amendments to the Option Plan which were intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation.

         The cash compensation paid to the Company's executive officers during fiscal 1996 did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's executive officers for the 1997 fiscal year expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

         The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of the Company's Board of Directors.

                        Michael R. Eisenson, Chairperson
                       Harry F. Hixson, Jr., Ph.D., Member
                         Samuel D. Waksal, Ph.D., Member


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board is comprised of Mr. Eisenson, Dr. Waksal and Dr. Hixson. None of these individuals is a former or current officer or employee of the Company or any of its subsidiaries. However, as a condition to the acquisition of GeneSys on November 13, 1991, the Company entered into a two-year consulting agreement with Dr. Hixson, pursuant to which the Company agreed to use its best efforts to have Dr. Hixson re-elected to the Board during the four-year period following such acquisition and to have him elected as Chairman of the Board during the first two years of that period. Dr. Hixson has received a consulting fee of $100,000 per year pursuant to his consulting agreement, although this fee was reduced to $25,000 per year after November 1993. During fiscal year 1996, Dr. Hixson did not receive any consulting fees. As a condition to the Merlin acquisition the Company entered into a three-year consulting agreement with Dr. Waksal. Pursuant to the agreement, Dr. Waksal receives a consulting fee of $24,000 per year. In addition, the Company granted

                                       17.

Dr. Waksal a loan in the amount of $226,000, with an annual interest rate of 8.5%. The remaining balance of Dr. Waksal's loan at June 30, 1996 was $208,000. On September 26, 1996, the Board approved an extension until February 14, 1998, of the Company's loan to Dr. Waksal.

         No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board or Compensation Committee.




                                       18.

Performance Graph

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG SOMATIX THERAPY CORPORATION, THE NASDAQ STOCK MARKET-US INDEX AND THE NASDAQ PHARMACEUTICAL INDEX


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                      SOMA

                                                  Cumulative Total Return
                                         ---------------------------------------
                                         6/91   6/92   6/93   6/94   6/95   6/96

SOMATIX THERAPY CORP          SOMA        100    325    285    195    170    285

NASDAQ STOCK MARKET--US       INAS        100    120    151    153    204    261

NASDAQ PHARMACEUTICAL         INAP        100    125    108     91    120    177




* $100 INVESTED ON 06/30/91 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

                                       19.

Certain Relationships and Related Transactions

         The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors, and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

         As a condition to the acquisition of Merlin Pharmaceutical Corporation, in February 1995, (the "Merlin Acquisition") the Company entered into a three-year consulting agreement with Dr. Shenk. The agreement provides for compensation in the amount of $3,000 per day for consulting services. Pursuant to the terms of the agreement, the Company may require Dr. Shenk to provide up to ten working days of service per year. In addition, the Company granted a short-term loan in the amount of $39,447.10 to Dr. Shenk in conjunction with the Merlin Acquisition. Dr. Shenk's loan was paid in full in June, 1995.

         In November 1991, in connection with the Company's acquisition of GeneSys, the Company entered into a consulting agreement with Dr. Gage, a founder and consultant of GeneSys and a current member of the Company's Board. The terms of the agreement require the Company to pay Dr. Gage $100,000 per year for his consulting services, provided he renders at least four working days of such service per month, and to reimburse him for reasonable expenses directly incurred in connection with such services. The agreement provides that Dr. Gage's consulting services in the field of gene therapy be rendered exclusively for the Company. For the 1996 fiscal year, Dr. Gage received $100,000 for services rendered pursuant to this consulting agreement.

         In November 1991, in connection with the Company's acquisition of GeneSys, the Company entered into a consulting agreement with Dr. Verma, a founder and consultant of GeneSys. The terms of the agreement require the Company to pay Dr. Verma $100,000 per year for his consulting services, and to reimburse him for reasonable expenses directly incurred in connection with such services. The agreement provides that Dr. Verma's consulting services in the field of gene therapy be rendered exclusively for the Company. For the 1996 fiscal year, Dr. Verma received $62,500 for services rendered pursuant to this consulting agreement. In September 1996, Dr. Verma received a $400,000 loan from the Company, secured by shares of the Company's Common Stock. Such loan bears interest at 8.5% per annum and is due and payable in full on September 1, 2001.


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership of the Common Stock with the United States Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms furnished to the Company, and written representations that no other reports were required, the Company believes that during the period from July 1, 1995 to June 30, 1996, all officers, directors and holders of more than ten percent of the Common Stock complied with all Section 16(a) requirements, except that Dr. Verma, a director, did not timely file a Form 3 report indicating he had become a member of the Company's Board, and Dr. Gage filed an amended Form 4 one day late.



                                       20.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of October 21, 1996 by (i) all persons who are beneficial owners of five percent or more of the Common Stock, (ii) each director and nominee, (iii) the Named Officers in the Summary Compensation Table above and (iv) all current directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based upon such information furnished by such owners, have sole investment power with respect to such shares, subject to community property laws where applicable.

                                                                  Percent of
                                                    Number       Total Shares
          Name and Address                         of Shares   Outstanding(1)(2)
          ----------------                         ---------   -----------------

Bristol-Myers Squibb(3)........................... 2,303,221         9.44%
             Route 206 and Province Line Road
             Princeton, NJ  08543-4000

Aeneas Venture Corporation(4)..................... 2,236,757         9.17%
             600 Atlantic Avenue
             Boston, MA  02210

Legg Mason, Inc.(5) .............................. 2,132,174         8.74%
             111 South Calvert Street
             Baltimore, MD  21202

Fletcher International Limited.................... 1,160,429         4.76%

David W. Carter(6)................................   500,025         2.05%

Thomas E. Shenk, Ph.D.(7).........................   430,716         1.77%

Samuel D. Waksal, Ph.D.(8)........................   235,699             *

Fred H. Gage, Ph.D.(9)............................   229,926             *

Edward O. Lanphier II(10).........................   165,312             *

Inder Verma, Ph.D(11).............................   161,631             *

Lawrence K. Cohen, Ph.D.(12)......................   108,911             *

Mark N.K. Bagnall(13).............................    74,762             *


                                       21.

Jan I. Drayer, M.D., Ph.D.(14)....................    56,250             *

Karen Davis, Ph.D.(15)............................    25,500             *

John T. Potts, Jr., M.D.(16)......................    25,000             *

Leon E. Rosenberg, M.D.(17).......................    25,000             *

All directors and executive
officers as a group (13 persons)(18).............. 6,578,710        26.97%

-----------------------------

*            Less than 1.0%

(1)      Percentage of beneficial  ownership is calculated  assuming  24,389,730 shares of Common Stock were outstanding as of October 21, 1996. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 21, 1996, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.
(2) This table is based upon information supplied to the Company by executive officers, directors and principal stockholders. The address of each officer and director identified in this table is that of the Company's executive offices, 850 Marina Village Parkway, Alameda, CA 94501. Unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it or him.
(3) Dr. Rosenberg, a director of the Company, is the president of Bristol-Myers Pharmaceutical Research Institute. He may be deemed the beneficial owner of 2,303,221 shares of Common Stock. Dr. Rosenberg disclaims beneficial ownership of such shares.
(4) Mr. Eisenson, a director of the Company, is a Vice President and member of the investment committee of Aeneas Venture Corporation. He may be deemed the beneficial owner of 1,593,726 shares of Common Stock, 65,285 shares of preferred stock which is convertible into 408,031 shares of Common Stock, warrants to purchase 210,000 shares of Common Stock; and options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights, held by Aeneas Venture Corporation, with shared voting and investment power with respect thereto. Mr. Eisenson disclaims beneficial ownership of such shares.
(5)      Includes warrants to purchase 152,174 shares of Common Stock.
(6) Includes options to purchase 459,125 shares of Common which are or will be vested and purchasable within 60 days.
(7) Includes options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights. Also includes 42,986 shares held by Dr. Shenk's children for which Dr. Shenk disclaims beneficial ownership and 42,988 warrants to purchase shares of Common Stock held by his wife for which Dr. Shenk disclaims beneficial ownership.
(8) Includes options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights. Also includes 18,000 shares held by Dr. Waksal's children for which Dr. Waksal disclaims beneficial ownership and 128,964 shares of Common Stock held by Sudbury Partners I. Dr. Waksal disclaims beneficial ownership of the shares held by Sudbury, except to the extent of his pecuniary interest arising from his partnership interests.
                                       22.

(9) Includes options to purchase 115,705 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights. Also includes 104,846 shares of Common Stock owned by the Gage Trust. He also holds options to purchase 9,375 shares which are or will be vested and purchasable within 60 days. Dr. Gage, a director of the Company, is the trustee of such trust and may be deemed the beneficial owner of these shares with shared voting and investment power with respect thereto.
(10) Includes options to purchase 165,312 shares which are or will be vested and purchasable within 60 days.
(11) Includes options to purchase 31,251 shares which are or will be vested and purchasable within 60 days.
(12) Includes options to purchase 82,250 shares which are or will be vested and purchasable within 60 days.
(13) Includes options to purchase 74,362 shares which are or will be vested and purchasable within 60 days.
(14) Includes options to purchase 56,250 shares which are or will be vested and purchasable within 60 days.
(15) Includes options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights.
(16) Includes options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights.
(17) Includes options to purchase 25,000 shares of Common Stock which are immediately exercisable, of which a portion is subject to repurchase rights.
(18) This number includes options to purchase 265,705 shares of Common Stock held by officers and directors of the Company some of which are immediately exercisable, of which a portion is subject to repurchase rights, and options and warrants to purchase 1,117,775 shares which are or will be vested and purchasable within 60 days.

         To the Company's knowledge, each beneficial owner of more than ten percent capital stock filed all reports and reported all transactions on a timely basis with the SEC, National Association of Securities Dealers, Inc. and the Company.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be received by the Company no later than July 22, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.


                                  ANNUAL REPORT

         A copy of the Annual Report of the Company for the fiscal year ended June 30, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.



                                       23.

                                    FORM 10-K


         THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, SOMATIX THERAPY CORPORATION, 850 MARINA VILLAGE PARKWAY, ALAMEDA, CALIFORNIA 94501.


                                  OTHER MATTERS


         The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.



                                            THE BOARD OF DIRECTORS


Dated:  November 18, 1996


                                       24.

                                                                      APPENDIX A

                           SOMATIX THERAPY CORPORATION
                                      PROXY

                Annual Meeting of Stockholders, December 18, 1996

         This Proxy is Solicited on Behalf of the Board of Directors of
                           Somatix Therapy Corporation

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held December 18, 1996 and the Proxy Statement and appoints David W. Carter and Edward O. Lanphier II, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Somatix Therapy Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 850 Marina Village Parkway, Alameda, CA 94501 on Wednesday, December 18, 1996 at 10:00 A.M. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

         1. To elect the following directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

                                                                   WITHHOLD
                                                                   AUTHORITY
                                                FOR                TO VOTE

         David W. Carter                       _____                _____
         Karen Davis, Ph.D.                    _____                _____
         Michael R. Eisenson                   _____                _____
         Fred H. Gage, Ph.D.                   _____                _____
         John T. Potts, Jr., M.D.              _____                _____
         Leon E. Rosenberg, M.D,               _____                _____
         Thomas E. Shenk, Ph.D.                _____                _____
         Inder M. Verma                        _____                _____
         Samuel D. Waksal, Ph.D.               _____                _____


         2.      FOR    AGAINST   ABSTAIN      To ratify the Board of Director's
selection of Ernst & Young LLP to serve as the Company's independent accountants for the fiscal year ending June 30, 1997.

         The Board of Directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposals.

         Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
                                         ---------------------------------------
                                             (Print name(s) on certificate)

         Please sign your name:                                   Date:
                               ----------------------------------      ---------
                                     (Authorized Signature(s))